Exhibit 99.2

Q3 2019 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures and considers them to be important supplemental measures of the Company's performance, as further outlined below. Management also believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies. During fiscal year 2018, the Company initiated an ongoing strategic reassessment of its business to drive increased focus on its core home improvement operations. As a result of this reassessment, the Company decided to exit certain activities and close certain locations as further described below. Therefore, as part of its Business Outlook for 2019, the Company has presented a comparison of key financial measures which exclude the impacts of these discrete items, as further detailed below, to assist the user in understanding the Company's Business Outlook for fiscal 2019 in comparison to fiscal 2018, as well as its business performance. Fiscal 2019 Impacts For the third quarter of fiscal 2019, the Company has recognized financial impacts from the following discrete item, not contemplated in the Company’s original Business Outlook for 2019: • During the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and as a result, recognized pre-tax charges of $53 million associated with long-lived asset impairment. Fiscal 2018 Impacts During the third quarter of fiscal 2018, the Company recognized financial impacts from the following discrete items, not contemplated in the Company's original Business Outlook for 2018: • On August 17, 2018, the Company committed to exit its Orchard Supply Hardware operations. As a result, the Company recognized pre-tax charges of $230 million during the second quarter of fiscal 2018 associated with long lived asset impairment and discontinued projects. During the third quarter of fiscal 2018, the Company recognized pre-tax charges of $123 million associated with accelerated depreciation and amortization, severance and lease obligations (Orchard Supply Hardware charges); • On October 31, 2018, the Company committed to close 20 under-performing stores across the U.S. and 31 locations in Canada, including 27 under-performing stores. As a result, the Company recognized pre-tax charges of $121 million during the third quarter of fiscal 2018 associated with long-lived asset impairment and severance obligations (U.S. and Canada closing charges); • On November 20, 2018, the company announced its plans to exit retail operations in Mexico and is exploring strategic alternatives. During the third quarter, $22 million of long-lived asset impairment was recognized on certain assets in Mexico as a result of the strategic evaluation (Mexico impairment charges), and; • During the third quarter of fiscal 2018, the Company identified certain non-core activities within its U.S. home improvement business to exit, including Alacrity Renovation Services and Iris Smart Home. As a result, during the third quarter of 2018, the Company recognized pre-tax charges of $14 million associated with long-lived asset impairment and inventory write-down (Non-core activities charges). The following provides a reconciliations of adjusted diluted earnings per share to diluted earnings per common share, the most directly comparable GAAP financial measure: 1

Three Months Ended November 1, 2019 November 2, 2018 Pre-Tax Net Pre-Tax Net Adjusted Diluted Earnings Per Share Earnings Tax 1 Earnings Earnings Tax 1 Earnings Diluted Earnings Per Share, As Reported $ 1.36 $ 0.78 Orchard Supply Hardware charges — — — 0.15 (0.03) 0.12 U.S. & Canada closing charges — — — 0.15 (0.04) 0.11 Mexico impairment charges — — — 0.02 — 0.02 Non-core activities charges — — — 0.02 (0.01) 0.01 2019 Canada restructuring 0.07 (0.02) 0.05 — — — Adjusted Diluted Earnings Per Share $ 1.41 $ 1.04 1 Represents the corresponding tax benefit or expense related to the item excluded from adjusted diluted earnings per share. 2